Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Sherri Billings | CFO
501-975-6033

Bear State Financial, Inc. Announces Second
Quarter Cash Dividend

Little Rock, AR – July 15, 2016 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF) announced today that its Board of Directors authorized a $0.025 cash dividend per share to shareholders of record at the close of business on August 1, 2016 and payable on August 15, 2016.

“We are pleased to be able to continue sharing the success at Bear State with our shareholders,” said Mark McFatridge, CEO of the Company. “Our shareholders continue to support and have confidence in the Bear State team, so the ability to return value to them is incredibly important to us.”

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates forty-eight branches and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

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